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Exhibit 21.1      SUBSIDIARIES OF THE COMPANY

Comtrex Systems Corporation Limited, a company incorporated in England (Formerly Data Terminal Systems Terminals Limited)

As of June 23, 1999, Cash Register Systems, Inc., a Michigan corporation


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